
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter World Currency Fund L.P. and is qualified in its entirety by reference to such financial instrument.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                      29,773,958
<SECURITIES>                                         0
<RECEIVABLES>                                   97,319<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              30,669,250<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                30,669,250<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             9,465,060<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,021,410
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              7,443,650
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          7,443,650
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 7,443,650
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $797,973.
<F2>Liabilities include redemptions payable of $268,486, accrued brokerage commission of $0, accrued management fees of $76,596, accrued administrative expenses of $30,972, accrued transaction fees and costs of $0, and accrued incentive fees of $73,081.
<F3>Total revenue includes realized trading revenue of $8,990,979, net change in unrealized of $(444,695) and interest income of $918,776.
<F4>Total revenue includes realized trading revenue of $8,990,979, net change in unrealized of $(444,695) and interest income of $918,776.

